Exhibit 99.1

Chimera Appoints New Board Member Teresa Bryce Bazemore

NEW YORK--(BUSINESS WIRE)--November 1, 2017--Chimera Investment Corporation, Inc. (NYSE:CIM) announced today that Teresa Bryce Bazemore has been appointed to the Company’s Board of Directors. Ms. Bazemore has over 25 years as a senior executive in the mortgage banking field including most recently until April 2017 as the President of Radian Guaranty where she oversaw the strategic planning, business development and operations of the mortgage insurance business line.

In addition to Radian Guaranty where, prior to being named President, she served in executive capacities, including Executive Vice President, General Counsel, Chief Risk Officer and Corporate Secretary of Radian Group, Ms. Bazemore’s extensive financial services background includes executive positions at Nexstar Financial Corporation, Bank of America Mortgage and PNC Mortgage Corp. of America.

Ms. Bazemore was recently elected to the Federal Home Loan Bank of Pittsburgh (“FHLB Pittsburgh”) as an independent director. She serves on the FHLB Pittsburgh’s Affordable Housing, Products & Services Committee and on its Audit Committee. Her professional affiliations have included the Economic Advisory Council of the Federal Reserve Bank of Philadelphia, the Fannie Mae National Advisory Council, the Mortgage Bankers Association of America Board of Directors and many others.

Ms. Bazemore earned a BA from the University of Virginia and a JD from Columbia University. She is the recipient of a number of awards and accolades, including Top 20 Leading Industry Women by Mortgage Banking Magazine, Women of Distinction Award from Philadelphia Business Journal, Most Powerful & Influential Women of Pennsylvania Award from the Pennsylvania Diversity Council and, most recently, the 2017 Paradigm Award from the Chamber of Commerce for Greater Philadelphia.

“We are pleased to welcome Teresa to our Board,” said Paul Donlin, Chairman of the Board of Directors. “Teresa has extraordinary expertise in the mortgage banking industry, and we believe Chimera will benefit greatly from her extensive experience and perspective.”

Other Information

Chimera Investment Corporation is a publicly traded real estate investment trust, or REIT, that is primarily engaged in real estate finance. We were incorporated in Maryland on June 01, 2007 and commenced operations on November 21, 2007. We invest, either directly or indirectly through our subsidiaries, in RMBS, residential mortgage loans, Agency CMBS, commercial mortgage loans, real estate-related securities and various other asset classes. We have elected and believe that we are organized and have operated in a manner that enables us to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code.

Please visit www.chimerareit.com and click on Investor Relations for additional information about us.

Disclaimer

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2016, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the credit risk in our underlying assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; our ability to borrow to finance our assets and the associated costs; changes in the competitive landscape within our industry; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire residential mortgage loans and successfully securitize the residential mortgage loans we acquire; our ability to oversee our third party sub-servicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that the financial information in this press release is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

CONTACT:
Investor Relations
888-895-6557
www.chimerareit.com